Exhibit 21.1

LIST OF SUBSIDIARIES and consolidated affiliated entities OF THE REGISTRANT

1.	Beijing Beihu Commercial Service Co., Ltd
2.	Beijing Chenhao Technology Co., LTD.
3.	Beijing Huyi Technology Co., Ltd
4.	Beijing Little Tiger Financial Investment Management Co., Ltd.
5.	Beijing U-Tiger Business Service Co., Ltd
6.	Beijing U-Tiger Network Service Co., Ltd.
7.	Beijing Xiangshang Yingxin Technology Co., LTD.
8.	Beijing Xiangshang Yiyi Technology Co., Ltd
9.	Beijing Xiangshangyixin Technology Co., Ltd
10.	Beijing Zhijianfengyi Information Technology Co., Ltd
11.	Chenhao Financial Technology (NX) Co., Ltd.
12.	Fangguang Technology (NX) Co., Ltd.
13.	Fleming Funds Management PTY Limited
14.	Guangzhou Chenhao Technology Co., LTD.
15.	I-Tiger Capital Limited
16.	I-Tiger Capital Management Limited
17.	I-Tiger Global Investment Management Limited
18.	I-Tiger Global Investment SPC
19.	JV Uptech Holding limited
20.	Ningxia Ninghu Asset Management Co., Ltd.
21.	Ningxia Xiangshangrongke Technology Development Co., Ltd
22.	Ningxia Xiangshangyixin Technology Co., Ltd
23.	Prosperous Investment Management Limited
24.	Shenzhen Xiang Shang Hu Xun Technology Co., LTD.
25.	Tiger Assets Management Corporation Limited
26.	Tiger Brokers (Singapore) PTE Ltd.
27.	Tiger Brokers Limited
28.	Tiger Financial Information Service (NX) Co., Ltd.
29.	Tiger Fintech (Singapore) PTE Ltd.
30.	Tiger Fintech Holding Inc
31.	Tiger Fixed Income Portfolio Limited
32.	Tiger Holdings Group Limited
33.	Tiger Holdings, LLC
34.	Tiger Rongke Technology Co., Ltd.
35.	Tiger Securities Group Limited
36.	Tiger Technology Corporation Limited
37.	Top Capital Partners (Australia) PTY Limited
38.	Top Capital Partners Custodians Limited
39.	Top Capital Partners Limited
40.	Tradingfront Inc
41.	Up Fintech Global Holdings Limited
42.	Up Fintech International Limited
43.	Uptech Global Holding Limited

44.	US Tiger Securities, Inc.
45.	U-Tiger SPC
46.	Wealthn LLC
47.	Xiangshang Upfintech Holdings Limited
48.	Xinhu Information Technology (SH) Co., Ltd
49.	Yunxin (Beijing) Information Consulting Co., Ltd.